RAIT Investment Trust Announces Third Quarter 2006 Earnings

PHILADELPHIA, PA — November 2, 2006 — RAIT Investment Trust (“RAIT”) (NYSE: RAS)

Third Quarter Highlights

•	Total revenues for the three months ended September 30, 2006 increased 31.0% over the three months ended September 30, 2005

•	Net income available to common shareholders for the three months ended September 30, 2006 increased 9.4% over the three months ended September 30, 2005

•	Total assets increased 20.6% to $1.2 billion from December 31, 2005

RAIT reported net income available to common shareholders for the three months ended September 30, 2006 of $18.4 million, or net income per common share diluted of $0.65 based on 28.3 million weighted average common shares diluted, as compared to net income available to common shareholders of $16.8 million, or net income per common share diluted of $0.65 based on 26.1 million weighted average common shares diluted for the three months ended September 30, 2005. Total revenues for the three months ended September 30, 2006 were $34.8 million as compared to $26.5 million for the three months ended September 30, 2005.

RAIT reported net income available to common shareholders for the nine months ended September 30, 2006 of $54.8 million, or net income per common share diluted of $1.95 based on 28.1 million weighted average common shares diluted, as compared to net income available to common shareholders of $49.9 million, or net income per common share diluted of $1.93 based on 25.9 million weighted average common shares diluted for the nine months ended September 30, 2005. Total revenues for the nine months ended September 30, 2006 were $95.0 million as compared to $78.2 million for the nine months ended September 30, 2005.

Balance Sheet Summary
At September 30, 2006, RAIT’s real estate loans, net and unconsolidated real estate interests totaled $1.0 billion. At December 31, 2005, RAIT’s real estate loans, net and unconsolidated real estate interests totaled $755.0 million. At September 30, 2006, RAIT’s senior indebtedness relating to loans totaled $91.0 million, and there was a $419.6 million aggregate balance outstanding under RAIT’s lines of credit and repurchase facility. At December 31, 2005, RAIT’s senior indebtedness relating to loans totaled $66.5 million, and there was a $262.4 million aggregate balance outstanding under RAIT’s lines of credit. RAIT’s total shareholders’ equity was $612.5 million at September 30, 2006 and $609.2 million at December 31, 2005. Total common shares outstanding were 28,155,105 at September 30, 2006 and 27,899,065 at December 31, 2005.

Third Quarter Dividend Summary
On October 6, 2006, RAIT paid a third quarter dividend of $0.72 per common share to shareholders of record on September 27, 2006. Including this third quarter dividend, RAIT has declared a regular quarterly cash dividend of at least $0.60 per common share during each of the past seventeen quarters. On October 2, 2006, RAIT paid a third quarter dividend of $0.484375 per preferred share relating to RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares and a third quarter dividend of $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares to shareholders of record on September 1, 2006.

Conference Call Webcast
Interested parties can access the LIVE webcast of RAIT’s Quarterly Earnings Conference Call at 11:00 AM EST on Friday, November 3, 2006 by clicking on the Webcast link on RAIT’s homepage at www.raitinvestmenttrust.com. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Friday, November 10, 2006 by dialing 888-286-8010, access code 87865367.

Information About The Proposed Merger With Taberna Realty Finance Trust
RAIT, a wholly-owned subsidiary of RAIT, RT Sub Inc. (“RT”), and Taberna Realty Finance Trust (“Taberna”) have entered into an Agreement and Plan of Merger dated as of June 8, 2006 pursuant to which RT would merge into Taberna. RAIT has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (Registration No. 333-136197) that includes a preliminary joint proxy statement/prospectus of RAIT and Taberna and RAIT may file other relevant documents concerning the proposed merger with the SEC. Once finalized, a definitive joint proxy statement/prospectus will be sent to shareholders of RAIT and Taberna seeking approvals related to the proposed transaction. RAIT and Taberna shareholders and other investors are urged to read the registration statement and the definitive joint proxy statement/prospectus when it becomes available and any other materials filed by RAIT with the SEC, as well as any amendments or supplements to those documents. These documents contain important information, which should be read carefully before any decision is made with respect to the merger. Documents filed with the SEC are available for free at the SEC’s website (http://www.sec.gov). These documents are also available for free by accessing RAIT’s website (http://www.raitinvestmenttrust.com).

RAIT, Taberna and certain of their trustees, executive officers, members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of shareholders in connection with the proposed merger, including any interest they have in the merger, is set forth in the joint proxy statement/prospectus filed with the SEC.

This filing shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

About RAIT Investment Trust
RAIT Investment Trust (NYSE:RAS), a real estate investment trust, is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account. For more information, please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT’s distribution list to receive news, updates and announcements, please visit www.raitinvestmenttrust.com.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 under Item 1A — “Risk Factors,” its most recent quarterly report on Form 10-Q and its Registration Statement on Form S-4 (Registration No. 333-136197), business conditions and the general economy, especially as they affect interest rates, defaults by borrowers in paying debt service on RAIT’s loans, particularly RAIT’s subordinated and discounted loans, illiquidity of RAIT’s portfolio of investments in real estate, RAIT’s possible inability to originate or acquire investments in real estate on favorable terms, RAIT’s possible inability to obtain capital resources and maintain liquidity through offerings of RAIT’s securities, lines of credit or other means and RAIT’s possible inability to maintain its real estate investment trust qualification or its exemption from registration under the Investment Company Act. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

RAIT Investment Trust Contact
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2006	2005	2006	2005
REVENUES
Interest income	$24,662,023	$20,863,923	$66,695,989	$59,474,074
Rental income	3,230,625	3,372,043	10,600,593	10,218,533
Fee income and other	3,815,421	991,335	11,702,182	3,988,443
Investment income	3,061,271	1,316,041	6,023,761	4,496,448

Total revenues	34,769,340	26,543,342	95,022,525	78,177,498
COSTS AND EXPENSES
Interest	8,282,525	3,732,106	20,841,222	8,813,283
Property operating expenses	2,000,818	1,957,062	5,886,008	5,674,383
Salaries and related benefits	1,880,259	1,369,636	5,551,711	3,864,192
General and administrative	1,095,319	923,192	3,158,537	3,043,031
Depreciation and amortization	373,345	364,446	1,115,514	1,083,507

Total costs and expenses	13,632,266	8,346,442	36,552,992	22,478,396
Net income before minority interest	$21,137,074	$18,196,900	$58,469,533	$55,699,102
Minority interest	(8,024)	(7,209)	(18,163)	(22,464)

Net income from continuing operations	$21,129,050	$18,189,691	$58,451,370	$55,676,638
Gain on sale of consolidated real estate interests	—	—	2,788,663	—
Equity in undistributed net loss of equity method investments	(232,935)	—	(232,935)	—
Net income from discontinued operations	38,007	1,155,747	1,325,664	1,767,381

Net income	$20,934,122	$19,345,438	$62,332,762	$57,444,019
Dividends attributed to preferred shares	2,518,955	2,518,955	7,556,865	7,556,865

Net income available to common shareholders	$18,415,167	$16,826,483	$54,775,897	$49,887,154

Net income per common share basic	$0.65	$0.65	$1.96	$1.94
Weighted average common shares basic	28,120,830	25,851,998	27,977,558	25,676,545
Net income per common share diluted	$0.65	$0.65	$1.95	$1.93
Weighted average common shares diluted	28,256,714	26,061,219	28,102,401	25,864,275

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31,2005
	(unaudited)
ASSETS
Cash and cash equivalents	$43,658,368	$71,214,083
Restricted cash	53,640,382	20,892,402
Accrued interest receivable	16,542,614	13,127,801
Real estate loans, net	1,001,658,736	714,428,071
Unconsolidated real estate interests	41,784,652	40,625,713
Consolidated real estate interests	57,621,214	55,054,558
Consolidated real estate interests held for sale	3,400,497	94,106,721
Furniture, fixtures and equipment, net	568,973	590,834
Prepaid expenses and other assets	15,649,536	13,657,244
Goodwill	887,143	887,143

Total assets	$1,235,412,115	$1,024,584,570

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued liabilities	$7,090,362	$3,259,360
Accrued interest payable	3,290,684	2,213,639
Tenant security deposits	4,185	3,185
Dividends payable	20,271,676	—
Borrowers’ escrows	43,213,779	15,981,762
Senior indebtedness relating to loans	91,000,000	66,500,000
Long-term debt secured by consolidated real estate interests	37,981,953	8,118,511
Liabilities underlying consolidated real estate interest held for sale	37,030	56,413,644
Repurchase facility	64,572,000	—
Unsecured line of credit	335,000,000	240,000,000
Secured lines of credit	20,000,000	22,400,000

Total liabilities	$622,461,669	$414,890,101
Minority interest	447,067	459,684
Shareholders’ equity
Preferred shares, $.01 par value; 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,760,000 issued and outstanding	27,600	27,600
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,258,300 issued and outstanding	22,583	22,583
Common shares, $.01 par value; 200,000,000 shares authorized; 28,155,105 and 27,899,065 shares, respectively, issued and outstanding	281,551	278,991
Additional paid-in-capital	607,071,537	602,919,108
Retained earnings	6,304,960	6,250,150
Loans for stock options exercised	—	(263,647)
Accumulated other comprehensive loss	(1,204,852)	—

Total shareholders’ equity	$612,503,379	$609,234,785

Total liabilities and shareholders’ equity	$1,235,412,115	$1,024,584,570